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                                                                     EXHIBIT 5.1

                                 October 8, 1999

Board of Directors
Proxicom, Inc.
11600 Sunrise Valley Drive
Reston, Virginia 20191

Ladies and Gentlemen:

     We are acting as special counsel to Proxicom, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-1, (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933 (the "SECURITIES ACT") relating to the proposed public offering of up to 690,000 shares of the Company's common stock, par value $.01 per share (the "SHARES"), all of which are to be sold by certain of the Selling Stockholders identified in the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

         1.     An executed copy of the Registration Statement.

         2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete and accurate.

         3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete and accurate.

         4. The Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Thomas Weisel Partners LLC, First Union Securities, Inc., Friedman, Billings, Ramsey & Co., Inc., Prudential Securities Incorporated and E*OFFERING Corp. will act as


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Board of Directors
Proxicom, Inc.
October 8, 1999
Page 2


                representatives, executed on October 8, 1999 (the "UNDERWRITING AGREEMENT").

         5. A Unanimous Written Consent of the Board of Directors of the Company adopted on September 22, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         6. Resolutions of the Board of Directors of the Company and its predecessor, Proxima, Inc., adopted at meetings or by unanimous written consent on July 26, 1996, August 24, 1996, August 26, 1996, August 30, 1996, February 7, 1997, October 24, 1997,
                August 7, 1998, November 23, 1998 and March 22, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the Company's issuance and sale of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing and assuming that at the time the Shares were issued the Company received the consideration therefor specified in the resolutions referred to in paragraph 6 above, the Shares are validly issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


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Board of Directors
Proxicom, Inc.
October 8, 1999
Page 3

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ HOGAN & HARTSON L.L.P.